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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934



                        December 16, 2002
        Date of Report (Date of earliest event reported)


                    INTAC International, Inc.
      (Exact name of registrant as specified in its charter)



           Nevada              000-32621        98-0336945
(State or other jurisdiction  (Commission      (IRS Employer
     of incorporation)        File Number)  Identification No.)



     Unit 3.5, 17/F., Clifford Centre
        778-784 Cheung Sha Wan Road
            Kowloon, Hong Kong                   N/A
 (Address of principal executive offices)     (Zip Code)



                         (852) 2385.8789
       Registrant's telephone number, including area code



                               N/A
  (Former name or former address, if changed since last report)


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Item 5.   Other Events and Regulation FD Disclosure.

     On December 16, 2002, our Board of Directors adopted a resolution which expanded the size of the board of directors from three members to five, and appointed Mr. Theodore P. Botts and Dr. Heinz-Gerd Stein to fill the vacancies created by the newly created directorships. Mr. Botts and Dr. Stein, as well as continuing director Hans Schuld, are each an independent director both under the criteria set forth in
     Section 301 of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") as well as under the rules set forth by the National Association of Security Dealers. With the addition of these two independent directors, our board is now composed of a majority of independent directors.

     Our Board of Directors also established an audit committee on December 16, 2002 and adopted a written charter to govern such committee. The chairman of the audit committee is Dr. Heinz-Gerd Stein, who is also the committee's financial expert under the criteria set forth in Section 407 of Sarbanes-Oxley. Messrs. Botts and Schuld will serve as the other two members of the Audit Committee, which is comprised entirely of independent directors in accordance with Section 301 of Sarbanes-Oxley.

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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:   December 20, 2002  INTAC INTERNATIONAL, INC.



                           By:   /s/ J. David Darnell
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                               J. David Darnell,
                               Senior Vice President and
                                 Chief Financial Officer